Exhibit 10.11


                        COLIN KRUGER AND MICHAEL SHIRMAN
                          5777 W. CENTURY BLVD., #1400
                         LOS ANGELES, CALIFORNIA  90045



                                December 14, 2000




Vsource,  Inc.
5740  Ralston,  Suite  110
Ventura,  California  93003

     Re:     Online  Transaction  Technology,  Inc.

Gentlemen:

     We wish to supplement the Merger Agreement dated as of December 14, 2000 (the "Agreement") among Vsource, Inc. ("Vsource"), OTT Acquisition Corp., Online Transaction Technology, Inc. (the "Company"), and Colin Kruger and Michael Shirman (the "Founders"). Capitalized terms in this letter unless otherwise defined have the meanings set forth in the Agreement.

     For good cause and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, we agree that the Losses indemnified by the Founders pursuant to Section 9.1 of the Agreement shall include any Losses resulting from any additional shares of Company Common Stock or Parent Common Stock issuable to Cumetrix Data Systems or Kibel Green Issa, Harvey Kibel, Steve Green, JMI Limited, L.P., or Adam Michelin pursuant to the anti-dilution or preemptive rights provisions of any warrants or preferred stock of the Company outstanding prior to the Closing.

                                 Sincerely,


                                        //s//
                                        Colin  Kruger



                                        //s//
                                        Michael  Shirman


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